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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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                Date of report (Date of earliest event reported):

                                January 2, 2003

                               AGERE SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)


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
        Delaware                         1-16397                  22-3746606
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
(State or Other Jurisdiction     (Commission File Number)        (IRS Employer
       of Incorporation)                                       Identification No.)
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                1110 American Parkway NE, Allentown, Pennsylvania
                    (Address of Principal Executive Offices)

                                      18109
                                   (Zip Code)


       Registrant's telephone number, including area code: (610) 712-6011


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     We are filing this Form 8-K as a result of the sale of a substantial portion of our optoelectronic components business to TriQuint Semiconductor, Inc. on January 2, 2003 and are providing unaudited pro forma condensed financial statements in Exhibit 99.1. We are also providing supplemental financial information in Exhibits 99.2 and 99.3 that reflect our optoelectronic components business as discontinued operations and the refinement of our allocation methodology for shared information technology costs, as described in item 5. These items have no impact on Agere's reported net loss.

Item 2. Acquisition or Disposition of Assets.

     On January 2, 2003, we completed the sale of a substantial portion of our optoelectronic components business to TriQuint for $40 million in cash, of which $5 million was held back pending the transfer of our Breinigsville, Pennsylvania facility. This transfer to TriQuint will occur following the expiration of a short transition supply agreement. The amount of consideration was determined through arms-length negotiations between the parties. This transaction includes the products, technology and certain facilities related to our optoelectronic components business; and includes lasers, detectors, modulators, passive components, arrayed waveguide-based components, amplifiers, transmitters, receivers, transceivers, transponders, and micro electro-mechanical systems. The sale to TriQuint does not include the remainder of our optoelectronic components business that provides cable television transmission systems, or CATV, components, which is currently held for sale.

Item 5. Other Events.

     As a result of our decision to sell our optoelectronic components business, we will be reporting this business as discontinued operations effective with the first quarter of fiscal 2003.

     In addition effective with the first quarter of fiscal 2003, we refined our methodology for allocating shared information technology costs to our operating segments and between costs, selling, general and administrative expenses, and research and development expenses. We believe that this methodology provides a better assignment of these costs based on additional information about the cost components and underlying drivers which has been developed since our separation from Lucent Technologies Inc. in fiscal 2001. Therefore, we have conformed fiscal 2002 and 2001 historical amounts to our fiscal 2003 presentation. Prior to our separation from Lucent this information is not available.

     We have filed as Exhibit 99.2 to this report Unaudited Supplemental Consolidated and Combined Statements of Operations for fiscal 2002, 2001 and 2000 and each of the quarters in fiscal 2002 and as Exhibit 99.3 to this report Unaudited Supplemental Segment Information for fiscal 2002, 2001 and 2000 and each of the quarters in fiscal 2002. In each case, the financial statements have been revised to reflect the optoelectronic components business as discontinued operations and the refinement in allocation methodology.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro Forma Financial Information.

     The unaudited pro forma condensed statements of operations filed as
Exhibit 99.1 reflect the effects of adjustments to our historical results for the operations of the business sold to TriQuint, as described in Item 2, as if the sale had occurred at the beginning of the earliest fiscal year presented. The unaudited pro forma condensed balance sheet gives effect to the sale to TriQuint as if it occurred on September 30, 2002.

     In addition, the unaudited pro forma condensed statements of operations have been adjusted for the refinement of our allocation methodology for shared information technology costs, as described in Item 5. We have also provided additional adjustments related to our CATV business, since it is currently held for sale.

     You should read the unaudited pro forma condensed financial statements in conjunction with our consolidated and combined financial statements included in our Form 10-K for the year ended September 30, 2002. Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma condensed financial statements. They should not be construed to be indicative of our results of operations or financial position had the transactions and events described above







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been consummated on the dates assumed. These unaudited pro forma condensed financial statements also do not project our results of operations or financial position for any future period or date.

(c) Exhibits.

     See exhibit index.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2003


                                    Agere Systems Inc.

                                    By:    /s/ Mark T. Greenquist
                                        ---------------------------------------
                                           Name:  Mark T. Greenquist
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



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                                  EXHIBIT INDEX


The following exhibits are filed herewith:

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Exhibit No.       Description
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
2 Asset Purchase Agreement between Agere Systems Inc. and TriQuint Semiconductor, Inc. (Agere undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request)

99.1              Unaudited Pro Forma Condensed Financial Statements

99.2 Unaudited Supplemental Consolidated and Combined Statements of Operations for fiscal 2002, 2001 and 2000 and each of the quarters in fiscal 2002

99.3 Unaudited Supplemental Segment Information for fiscal 2002, 2001 and 2000 and each of the quarters in fiscal 2002
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                          STATEMENT OF DIFFERENCES
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 The section symbol shall be expressed as............................... 'SS'